Newport News Shipbuilding                                            June 2001
                                                                        Vol. 1

                               FOR YOUR BENEFIT
                         Salaried & Hourly Employees


                      QUESTIONS AND ANSWERS REGARDING THE
                         GENERAL DYNAMICS TENDER OFFER

1.   WHY IS THE NNS BOARD OF DIRECTORS REAFFIRMING THE GENERAL DYNAMICS OFFER?

     The Board of Directors believes that the General Dynamics offer provides an opportunity for NNS stockholders to receive better, and more certain, value than the value they would receive under the present terms of the Northrop Grumman offer.

2.   SHOULD I TENDER MY SHARES NOW TO GENERAL DYNAMICS?

     Yes, the NNS Board of Directors recommends that you tender your shares now to General Dynamics.

3. WHY HAVE I RECEIVED MULTIPLE LETTERS ASKING ME TO TENDER MY SHARES TO GENERAL DYNAMICS?

     If you have received multiple letters, it is because you have shares of stock held in different plans or accounts. Letters from Merrill Lynch (salaried) and First Union (hourly) are for shares held in the 401(k) Plan. A letter from Salomon Smith Barney is for shares held in the ESPAP. If you hold shares directly in your own personal account, you may have also received a letter from the transfer agent. Each tender offer must be responded to separately.

4. WILL I RECEIVE SIMILAR LETTERS REQUESTING ME TO TENDER SHARES TO NORTHROP GRUMMAN?

     Yes.

5.   SHOULD I TENDER MY SHARES TO GENERAL DYNAMICS OR NORTHROP GRUMMAN?

     The Newport News Shipbuilding Board of Directors continues to recommend the General Dynamics tender offer, which it believes to be in the best interests of all NNS shareholders.



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FOR YOUR BENEFIT                                                     June 2001
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6.   WHOM CAN I CALL FOR ASSISTANCE IF I DO NOT UNDERSTAND HOW TO TENDER MY
     SHARES?

     You should call the organization that sent you the materials for each type of shares that you own. The numbers for these organizations are listed below:

     MERRILL LYNCH [SALARIED 401(K) PLAN]                   1-877-667-7526
     FIRST UNION [HOURLY 401(K) PLAN]                       1-800-377-9188
     SALOMON SMITH BARNEY [ESPAP]                           1-800-367-4777
     INNISFREE [DIRECTLY OWNED SHARES - GD OFFER]           1-888-750-5834
     D. F. KING & Co. [directly owned shares - NOC offer]   1-800-758-5378

7. WHY WAS THE GENERAL DYNAMICS TENDER OFFER EXTENDED FROM MAY 31, 2001 TO JUNE 22, 2001? WHAT DOES THIS MEAN?

     The extended deadline provides additional time to receive regulatory approval for the merger.

8. WHAT HAPPENS IF THE DEPARTMENT OF JUSTICE DOES NOT RULE ON THE MERGER BY THE TENDER DEADLINE?

     General Dynamics has the option to further extend the tender offer deadline.

9.   IF I TENDER MY SHARES, CAN I WITHDRAW MY TENDER AT A LATER TIME?

     Yes, you can withdraw your tender of shares at any time before the expiration date of the tender offer.

10.  HOW CAN I WITHDRAW MY TENDER?

     You can withdraw your tender by contacting the organization that sent you the material for tendering your shares (see Question 6 above).

11.  WILL I BE ASKED TO TENDER ANY STOCK OPTIONS THAT I HOLD?

     A separate communication asking you to surrender your stock options for cash will be made soon to individuals holding options.

12.  WHAT HAPPENS IF I TENDER MY SHARES AND THE TENDER OFFER IS NOT COMPLETED?

     The tender of your shares will be disregarded and you will retain ownership of your shares.

13.  WHEN DO I GET CASH FOR MY STOCK IF I TENDER MY SHARES?

     If you tender your shares, you will be paid promptly following consummation of the offer (i.e., when a majority of shares have been tendered and other terms and conditions of the offer have been met, including regulatory approval). You will receive a check for stock held in a private account or in the ESPAP. The cash for your shares in the 401(k) plan will remain in the 401(k) plan.

14.  WHEN DO I GET PAID IF I DO NOT TENDER MY SHARES?

     If you do not tender your shares, and the General Dynamics offer is completed, you will receive the same price per share but you will be paid some time later than individuals who tender their shares (upon completion of the merger).


                     [Newport News Shipbuilding Inc. Logo]
                               For Your BENEFIT
                 is published by the Human Resources Division